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                                                                     Exhibit 5.1

                                  [LETTERHEAD]


November 9, 1999




Harris Interactive Inc.
135 Corporate Woods
Rochester, New York 14623

         Re:      REGISTRATION STATEMENT ON FORM S-1

Gentlemen:

         You have requested our opinion in connection with the Registration Statement on Form S-1 (File No. 333-87311) (the "Registration Statement") filed by Harris Interactive Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with up to 6,670,000 of the Company's shares of common stock, par value $.001 per share (the "Common Stock"), which includes 870,000 shares which may be sold upon exercise of the underwriters' overallotment option described in the Registration Statement. The shares of Common Stock to be sold by the Company are herein called the "Shares." Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Registration Statement.

         In connection with this opinion, we have examined the Registration Statement, the Restated Certificate of Incorporation of the Company, the Bylaws of the Company, certificates of public officials and officers of the Company and such other documents and records as we have deemed necessary or appropriate for purposes of our opinion.

         Based on the foregoing, and subject to the qualifications and assumptions referred to herein, we are of the opinion that:

         1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

         2. The Shares, when sold under the circumstances described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

         We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the truth of all facts recited in all relevant documents.

         The opinions set forth above are limited to the laws of the States of Delaware and New York and the federal laws of the United States.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement.




                                         Very truly yours,

                                         HARRIS BEACH & WILCOX LLP



                                    By:
                                        --------------------------------------
                                         Thomas E. Willett, Member of the Firm